UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 18, 2020, Titan Pharmaceuticals, Inc. held a special meeting of stockholders for the sole purpose of seeking approval of a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 125 million to 225 million (the “Amendment”).

The Amendment required the favorable vote of a majority of our outstanding shares of common stock as of May 22, 2020, the record date for the special meeting (the “Record Date”). On the Record Date, there were 95,660,355 shares of common stock outstanding, and under Delaware law the affirmative vote of holders of at least 47,830,178 shares was required to implement the Amendment. Stockholders approved the Amendment and it will be filed with the Secretary of State of the State of Delaware. The total number of shares voted was 66,832,201 and the voting results were as follows:

FOR	AGAINST	ABSTAIN
48,614,826	17,595,905	621,470

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2020	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
		Name:	Sunil Bhonsle
		Title:	Chief Executive Officer